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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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☐	Soliciting Material Pursuant to §240.14a-12
Comfort Systems USA, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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COMFORT SYSTEMS USA, INC.
777 Post Oak Boulevard, Suite 500
Houston, Texas 77056

April 27, 2004

To Our Stockholders:

        You are cordially invited to attend the annual meeting of the stockholders of Comfort Systems USA, Inc., which will be held on Thursday, May 20, 2004 at the DoubleTree Hotel—Post Oak, 2001 Post Oak Boulevard, Houston, Texas, at 11:00 a.m.

        At this meeting you are being asked to elect directors to serve until the next annual meeting.

        Please read the proxy statement, which presents important information about the Company and each of the nominees for director. Whether or not you intend to be present in person, when you have finished reading the statement, please promptly mark, sign, and return your proxy card in the enclosed envelope so that your shares will be represented.

        We hope that many of you will be able to attend the meeting in person. I look forward to seeing you there.

                      Sincerely yours,

                      WILLIAM F. MURDY
                      Chairman of the Board, and
                      Chief Executive Officer

COMFORT SYSTEMS USA, INC.
777 Post Oak Boulevard, Suite 500
Houston, Texas 77056

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 20, 2004

        Notice is hereby given that the 2004 Annual Meeting of Stockholders (the "Annual Meeting") of Comfort Systems USA, Inc. (the "Company") will be held at the DoubleTree Hotel—Post Oak, 2001 Post Oak Boulevard, Houston, Texas, at 11:00 a.m., on Thursday, May 20, 2004 for the following purposes:

  1.
  To elect eight directors to serve until the 2005 Annual Meeting of Stockholders.

  2.
  To transact any other business that may properly come before the Annual Meeting.

        Stockholders of record at the close of business on April 12, 2004 are entitled to notice of and to vote at the Annual Meeting.

                      By Order of the Board of Directors

                      WILLIAM GEORGE
                      Senior Vice President, General Counsel
                      and Secretary

April 27, 2004

IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO SUBMIT YOUR PROXY AS SOON AS POSSIBLE. YOU CAN SUBMIT YOUR PROXY BY MARKING YOUR VOTES ON THE ENCLOSED PROXY CARD, SIGNING AND DATING IT AND RETURNING IT IN THE ENVELOPE PROVIDED.

TABLE OF CONTENTS

General Meeting Information
Proposal Number 1: Election of Directors
Board of Directors
Information with Respect to Nominees for Director
Meetings of the Board of Directors and Committees
Director Compensation
Corporate Governance
Security Ownership of Certain Beneficial Owners and Management
Compensation of Executive Officers
Summary Compensation Table
Stock Option Grants in Fiscal 2003
Aggregated Fiscal Year-End Option Values
Employment Agreements
Report of the Compensation Committee on Executive Compensation
Report of the Audit Committee
Stock Performance Graph
Other Information
Compensation Committee Interlocks and Insider Participation
Section 16(a) Beneficial Ownership Reporting Compliance
Certain Relationships and Related Transactions
Relationship with Independent Auditors
Stockholder Proposals
Other Business
Form 10-K and Annual Report to Stockholders

COMFORT SYSTEMS USA, INC.

Annual Meeting of Stockholders
May 20, 2004

PROXY STATEMENT

GENERAL MEETING INFORMATION

Why am I receiving this proxy statement?

        The enclosed proxy is solicited by and on behalf of the Board of Directors of Comfort Systems USA, Inc. (the "Company") for the 2004 Annual Meeting, to be voted at the Annual Meeting of Stockholders (the "Annual Meeting"). This proxy statement and the enclosed proxy are being mailed to stockholders on or about April 27, 2004.

When is the Annual Meeting?

        The Annual Meeting will be held at the DoubleTree Hotel—Post Oak, 2001 Post Oak Boulevard, Houston, Texas, at 11:00 a.m. on Thursday, May 20, 2004, and at any adjournments thereof.

Who can vote?

        The holders of record of shares of the common stock, $.01 par value per share (the "Common Stock"), and of the restricted common stock, $.01 par value per share (the "Restricted Common Stock"), of the Company at the close of business on April 12, 2004 (the "Record Date") are entitled to receive notice of and to vote at the Annual Meeting.

How do I vote?

        If you are a registered stockholder, you may vote in person at the Annual Meeting or by proxy without attending the meeting. To vote by proxy, please mark, date, sign, and return the proxy card you received from management with this proxy statement in the enclosed envelope. If you vote by the proxy card you received from management with this proxy statement, your shares will be voted at the meeting in accordance with your instructions. If you sign and return the proxy card but do not give any instructions, your shares will be voted by the persons named in the proxy card in accordance with the recommendations of the Board of Directors given below.

        If your stock is held in the name of a broker, bank or other nominee, please mark, date, sign, and return the voting instruction form you received from your broker or nominee with this proxy statement.

        If you are a registered stockholder and wish to vote in person at the meeting, be sure to bring a form of personal picture identification with you. If your stock is held by a broker, bank or other nominee (in "street name") and you wish to vote in person at the meeting, in addition to picture identification you should both bring an account statement or a letter from the record holder indicating that you owned the shares as of the record date, and obtain from the record holder and bring with you a proxy from the record holder issued in your name.

How many votes can be cast by all stockholders?

        As of the Record Date, the Company had issued and outstanding 37,355,450 shares of Common Stock and 1,093,599 shares of Restricted Common Stock, for a total of 38,449,049 shares outstanding. Each share of Common Stock is entitled to one vote on each matter before the Annual Meeting, except for the election of one director designated to be elected solely by holders of the Restricted Common Stock. Holders of Restricted Common Stock are not eligible to vote for any directors other than the one director designated to be elected by them.

What are my voting choices when voting for director nominees?

        In the vote on the election of director nominees to serve until the 2005 Annual Meeting, subject to the restrictions related to the voting of the Restricted Common Stock, stockholders may:

  (a)
  vote for the nominees,
  (b)
  vote to withhold authority for the nominees, or
  (c)
  vote for the nominees except specific nominations.

        The Board recommends a vote FOR the nominees.

What vote is required to elect directors?

        If a quorum is present, the eight nominees for election as directors receiving the greatest number of votes properly cast at the Annual Meeting will be elected. As a result, a vote to withhold authority will have no effect on the outcome.

What is a quorum?

        A quorum is the minimum number of shares required to hold a meeting. Consistent with Delaware law and the Company's Bylaws, a majority of the voting power of shares entitled to be cast on a particular matter, present in person or represented by proxy, constitutes a quorum as to that matter.

What if I withhold authority to vote for a nominee?

        If you sign and return your proxy marked "withhold" with respect to a nominee on Proposal 1, your shares will not be voted for that nominee and will not be counted as votes cast in the final tally of votes with regard to that nominee. However, your shares will be counted for purposes of determining whether a quorum is present.

What does discretionary authority mean?

        If you are a registered stockholder and sign and return your proxy card without making any specific selections, the persons named on the proxy will vote your shares "FOR" the nominees listed in Proposal 1. If you hold your shares in street name, and you sign and return your proxy card without making any selections, the shares may be voted by the nominee for you with respect to Proposal 1.

Can I change my vote after I return my proxy card?

        Yes. A proxy may be revoked by a registered stockholder at any time before it is voted by (i) returning to the Company another properly signed proxy bearing a later date, (ii) delivering a written revocation to the Secretary of the Company or (iii) attending the Annual Meeting or any adjourned session thereof and voting the shares covered by the proxy in person.

        If your stock is held in street name, you must follow the instructions of the broker, bank or nominee as to how to change your vote.

Who pays to prepare, mail and solicit the proxies?

        The Company will pay the expense of soliciting proxies. In addition to the solicitation of proxies by use of the mails, the Company may use the services of its officers and regular employees as well as brokerage houses and other stockholders to solicit proxies personally and by mail and telephone. The Company will reimburse brokers and other persons for their reasonable charges and expenses in forwarding soliciting materials to their principals. Officers and employees of the Company will receive no compensation in addition to their regular salaries to solicit proxies.

Who tabulates the votes?

        Votes cast by proxy or in person at the Annual Meeting will be counted by two persons appointed by the Company to act as election inspectors for the Annual Meeting. In the absence of contrary instructions, the persons named as proxies will vote FOR all nominees for director listed in Proposal 1.

Could other matters be decided at the Annual Meeting?

        We do not know of any matters that may be properly presented for action at the Annual Meeting other than Proposal 1. Should any other business come before the Annual Meeting, the persons named in the proxy intend to take such action in regard to such matters as in their judgment seems advisable. With respect to shares held in street name, the nominee may vote on those matters, subject to the New York Stock Exchange's rules on the exercise of discretionary authority.

What happens if the Annual Meeting is postponed or adjourned?

        Your proxy may be voted at the postponed or adjourned Annual Meeting. You will still be able to change your proxy until it is voted.

How can I receive a copy of the Annual Report?

        The Annual Report to Stockholders, which includes the Company's Annual Report on Form 10-K for the Company's fiscal year ended December 31, 2003, accompanies this proxy statement and may also be accessed through our web site—http://www.comfortsystemsusa.com.

PROPOSAL NUMBER 1
ELECTION OF DIRECTORS

Board of Directors

        In May 2003, as part of an initiative to enhance corporate governance, the Board and the stockholders of the Company approved a proposal to eliminate the division of the Board into three classes beginning with the 2004 Annual Meeting of Stockholders, and the Company's Certificate of Incorporation was amended accordingly. As a result of the declassification of the Board, the terms of all of the current directors are expiring at the Annual Meeting. All of the current directors have been nominated by the Board for election at the Annual Meeting other than Mr. Norman C. Chambers, who will not be standing for re-election to the Board.

Information with Respect to Nominees for Director

        The nominees for election at the Annual Meeting are William F. Murdy, J. Gordon Beittenmiller, Herman E. Bulls, Vincent J. Constantini, Alfred J. Giardinelli, Steven S. Harter, James H. Schultz, and Robert D. Wagner, Jr. (collectively the "Nominees"). Mr. Harter is the nominee designated to be elected by the holders of the Restricted Common Stock.

        If elected, each Nominee would serve for a term of one year expiring at the 2005 Annual Meeting of Stockholders. It is expected that all of the Nominees will be able to serve, but if any Nominee is unable to serve, the proxies reserve discretion to vote, or refrain from voting, for a substitute nominee.

  Nominees

        Set forth below are the names, ages as of April 1, 2004, and principal occupations for at least the past five years of each of the Nominees and the names of any other public companies of which each is presently serving as a director:

WILLIAM F. MURDY, 63
Director, Chairman of the Board and Chief Executive Officer

        William F. Murdy has served as Chairman of the Board and Chief Executive Officer of Comfort Systems since June 2000. Prior to joining the Company he served as Interim President and Chief Executive Officer of Club Quarters, a privately owned chain of membership hotels. From January 1998 through July 1999, Mr. Murdy served as President, Chief Executive Officer and Chairman of the Board of LandCare USA, a publicly traded commercial landscape and tree services company. He was primarily responsible for the organization of LandCare USA and its listing as a publicly traded company on the New York Stock Exchange in July 1998. LandCare USA was acquired in July 1999 by another publicly traded company specializing in services to homeowners and commercial facilities. From 1989 through December 1997, Mr. Murdy was President and Chief Executive Officer of General Investment & Development Co., a privately held real estate operating company. From 1981 to 1989, Mr. Murdy served as the Managing General Partner of the Morgan Stanley Venture Capital Fund. From 1974 to 1981, Mr. Murdy served as the Senior Vice President and chief operating officer, among other positions, of Pacific Resources, Inc., a publicly traded company involved primarily in petroleum refining and marketing. Mr. Murdy also serves as director of UIL Holdings Corp. Mr. Murdy is a graduate of the United States Military Academy at West Point and of the Harvard Business School.

J. GORDON BEITTENMILLER, 45
Director, Chief Financial Officer and Executive Vice President

        J. Gordon Beittenmiller, has served as Executive Vice President, Chief Financial Officer and a director of Comfort Systems since May 1998, and was Senior Vice President, Chief Financial Officer and a director of Comfort Systems from February 1997 to April 1998. From 1994 to February 1997,

Mr. Beittenmiller was Corporate Controller of Keystone International, Inc. ("Keystone"), a publicly traded manufacturer of industrial valves and actuators, and served Keystone in other financial positions from 1991 to 1994. From 1987 to 1991, he was Vice President—Finance of Critical Industries, Inc., a publicly traded manufacturer and distributor of specialized safety equipment. From 1982 to 1987, he held various positions with Arthur Andersen LLP. Mr. Beittenmiller is a Certified Public Accountant. Mr. Beittenmiller is a graduate of The Pennsylvania State University.

HERMAN E. BULLS, 49
Director

        Herman E. Bulls has served as a director of the Company since February 2001. Since September 2001, Mr. Bulls has served as Chief Executive Officer and President of Bulls Advisory Group, a real estate consulting and advisory firm, and serves as Managing Director and Chief Executive Officer Public Institutions of Jones Lang LaSalle, an international full service real estate firm. From September 2000 until August 2001, Mr. Bulls served as Executive Vice President and Chief Operating Officer of Green Park Financial, one the nation's largest Fannie Mae multi-family lenders. From March 1998 to September 2000, Mr. Bulls was a Managing Director for Jones Lang LaSalle, an international full service real estate firm. From 1989 until 1998 he held several positions with the predecessor organization, LaSalle Partners. Prior to his employment with Jones Lang LaSalle he served over eleven years of active duty service with the United States Army. Mr. Bulls currently holds the rank of Colonel in the Army reserve. Mr. Bulls is a graduate of the United States Military Academy at West Point and of the Harvard Business School.

VINCENT J. COSTANTINI, 48
Director

        Vincent J. Costantini has been a director of the Company since February 2001. Mr. Costantini is founder and managing partner of Roseview Capital Partners LLC, a real estate, merchant banking and investment advisory company. Prior to forming Roseview Capital Partners, from March to December 2000 Mr. Costantini served as Partner and Group Chief Executive Officer of The O'Neill Companies, one of the largest privately held commercial real estate development firms in the nation. Prior to joining The O'Neill Companies, he served as a member of the management committee of Lend Lease Real Estate Investments Inc., the largest real estate investment advisor in the world, following their purchase of Boston Financial. From 1995 to the first quarter of 2000, Mr. Costantini was President and Chief Operating Officer of Boston Financial. Prior to that time Mr. Costantini served as Chief Financial Officer and head of acquisitions for General Investment & Development Co., a privately held real estate operating company. Mr. Costantini is a graduate of St. Joseph's University.

ALFRED J. GIARDINELLI, JR., 57
Director

        Alfred J. Giardinelli, Jr. has been a director of the Company since June 1997. He has been the President of Eastern Heating & Cooling, Inc., a New York corporation that is a wholly owned subsidiary of the Company, since 1982. Mr. Giardinelli is a graduate of Florida State University.

STEVEN S. HARTER, 42
Director

        Steven S. Harter has been a director of the Company since December 1996. Mr. Harter is Chairman and President of Notre Capital Ventures III, LLC ("Notre"), a consolidator of highly fragmented industries. Prior to becoming President of Notre, Mr. Harter was President of Notre Capital Ventures II, LLC from August 1995 to March 1999, and Senior Vice President of Notre Capital Ventures, Ltd. from June 1993 through July 1995. From April 1989 to June 1993, Mr. Harter was Director of Mergers and Acquisitions for Allwaste, Inc. From May 1984 to April 1989, Mr. Harter was a certified public accountant with Arthur Andersen LLP. Mr. Harter is a graduate of Mount Union College.

JAMES H. SCHULTZ, 56
Director

        James H. Schultz has served as a director of the Company since November 2002. He retired from the American Standard Companies in 2001, where he had worked for 31 years. Mr. Schultz had been President of the Trane Commercial Air Conditioning Group, a division of the American Standard Companies, since 1998 and prior to that time he had served in various other capacities, including Executive Vice President. Mr. Schultz has been Chair and a Board member of the Air Conditioning and Refrigeration Institute, and serves on The Engineering College Industry Advisory Board. Mr. Schultz is a graduate of Iowa State University.

ROBERT D. WAGNER, JR., 63
Director

        Robert D. Wagner, Jr. has been a director of the Company since April 2001. He is currently a principal and advisory director of Rivington Capital Advisors LLC, which provides advisory services and private equity and debt placement for independent oil and gas producers. From May 1999 to March 2001, he served as a Managing Director of Arthur Andersen's Global Energy Corporate Finance Group. Prior to joining Arthur Andersen, from July 1998 to April 1999 Mr. Wagner was a Managing Director and Partner of M2 Capital Partners, a merchant banking firm specializing in private equity investment and financial advisory with the oil and gas exploration and production sector. From 1989 to June 1998, Mr. Wagner was a Managing Director of Bankers Trust/BT Alex Brown in their Energy Corporate Finance Group. Prior to his employment with Bankers Trust/BT Alex Brown, Mr. Wagner was Executive Vice President of First City National Bank of Houston's energy division, and later, the special loans division. Mr. Wagner also serves as director of Electric City Corporation. Mr. Wagner is a graduate of Holy Cross College and the Graduate School of Business at New York University.

The Board of Directors recommends that stockholders vote FOR the directors listed above in Proposal Number 1.

Meetings of the Board of Directors and Committees

        During the year ended December 31, 2003, the Board of Directors of the Company held six meetings. At each of the five regularly scheduled meetings of the Board of Directors, the independent directors met separately from management under the direction of Mr. Costantini, who presides at executive sessions. Additional information regarding the determination of director independence is set forth below under "Corporate Governance—Independence". Each director attended at least 75% of the meetings of the Board and the Board Committees of which he is a member that took place during his term of office.

        The Board of Directors has established an Audit Committee, a Compensation Committee, a Finance Committee, a Governance and Nominating Committee and an Equity Plans Committee. Each of these committees and their members are described below. The Board of Directors has adopted a written charter for each of these Committees, copies of all of which are available on the Company's corporate website at: http://www.comfortsystemsusa.com.

        Audit Committee.    The Audit Committee, which held seven meetings during 2003, reviews with management and the independent public accountants the Company's annual financial statements, the scope of the audit, any comments made by the independent public accountants and such other matters as the Audit Committee deems appropriate. In addition, the Audit Committee reviews the performance and retention of the Company's independent auditors and reviews with management such matters relating to compliance with corporate policies, as the Audit Committee deems appropriate. The Audit Committee reviews and reassesses the adequacy of its charter every year, and it has done so for 2003.

        The members of the Audit Committee are Messrs. Costantini, Bulls, Harter and Wagner. None of the Audit Committee members is currently an executive officer or employee of the Company, nor has any been such at any time while serving on those committees. The Board of Directors has determined that the Committee consists entirely of directors who meet the independence requirements of the New York Stock Exchange listing standards and the rules and regulations under the Securities Exchange Act of 1934, as amended. In addition, each member of the Audit Committee is financially literate, as determined by our Board of Directors in its business judgment. The Board of Directors has determined, based on accounting or related financial management expertise, that each of Messrs. Costantini, Harter and Wagner are "audit committee financial experts."

        Compensation Committee.    The Compensation Committee, which held four meetings during 2003, establishes and administers the Company's executive compensation program and reviews and advises the Board of Directors with respect to major organizational changes, leadership development and leadership succession issues. The Committee establishes and regularly reviews the compensation levels of executive officers and other key managers, and reviews incentive awards. The members of the Compensation Committee are Messrs. Bulls, Costantini, Harter, and Schultz and none of these persons is currently an executive officer or employee of the Company, nor has any been such at any time while serving on those committees. The Board of Directors has determined that the Compensation Committee consists entirely of directors who meet the independence requirements of the New York Stock Exchange listing standards.

        Finance Committee.    The Finance Committee, which held no meetings during 2003, is empowered by the Board to consult with management and give guidance to the Board on all matters pertaining to the Company's capital structure. The members of the Finance Committee are Messrs. Murdy, Beittenmiller, Harter and Wagner.

        Governance and Nominating Committee.    The Governance and Nominating Committee, which held two meetings during 2003, evaluates the structure and membership of the Board, evaluates candidates for nomination to the Board as appropriate with an emphasis on diversity of viewpoint and professional experience, reviews the compensation structure for the non-employee directors and the frequency and content of meetings, and makes recommendations to the Board on all such matters. Directors are nominated or elected by the Board of Directors, and stockholders may nominate directors as described further in "Corporate Governance—Director Nomination by Stockholders." The Committee identifies candidates for director through a variety of formal and informal channels. The Committee has the authority to hire a professional search firm to help identify candidates with specific qualifications, although it has no current engagement with any such firm. The members of the Governance and Nominating Committee are Messrs. Wagner, Bulls, and Costantini. The Board of Directors has determined that the Governance and Nominating Committee consists entirely of directors who meet the independence requirements of the New York Stock Exchange listing standards.

        Equity Plans Committee.    The Equity Plans Committee, which is responsible for approving equity grants under the Company's equity incentive plans, held no meetings during 2003 although it took certain actions by written consent. The members of the Equity Plans Committee are Messrs. Bulls, Costantini and Schultz. The Board of Directors has determined that the Equity Plans Committee Committee consists entirely of directors who meet the independence requirements of the New York Stock Exchange listing standards.

Director Compensation

        Directors who are also employees of the Company or one of its subsidiaries do not receive additional compensation for serving as directors.

        Each director who is not an employee of the Company or one of its subsidiaries receives a quarterly retainer of $2,500 ($3,000 for the Audit Chair). The meeting attendance fees are $2,000 for attendance at each Board of Directors meeting, $1,000 for each committee meeting (unless held on the same day as a Board of Directors meeting), and $500 for each telephonic meeting or telephonic attendance at a meeting. Directors are also reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors or committees thereof. For the period from April to December 2003, consistent with certain voluntary salary reductions taken by the senior management of the Company in light of difficult economic and industry conditions, the Board reduced all of its fees and retainer compensation by 12.5%.

        In addition, the Company's 1997 Non-Employee Directors' Stock Plan, as amended (the "Directors' Plan"), which was adopted by the Board of Directors and approved by the Company's stockholders in March 1997, currently provides for (i) the automatic grant to each non-employee director of an option to purchase 10,000 shares upon such person's initial election as a director and (ii) an automatic annual grant to each non-employee director of an option to purchase 10,000 shares at each annual meeting of stockholders thereafter at which such director is re-elected or remains a director, unless such annual meeting is held within three months of such person's initial election as a director. All options have an exercise price per share equal to the fair market value of the Common Stock on the date of grant, are immediately vested and expire on the earlier of ten years from the date of grant or one year after termination of service as a director. The Directors' Plan also permits non-employee directors to elect to receive, in lieu of cash directors' fees, shares or credits representing "deferred shares" at future settlement dates, as selected by the director. The number of shares or deferred shares received will equal the number of shares of Common Stock which, at the date the fees would otherwise be payable, will have an aggregate fair market value equal to the amount of such fees. Of the 500,000 shares of Common Stock available under the Directors' Plan, 265,000 shares remained available as of the date of this proxy statement.

Corporate Governance

  Independence

        The Board of Directors has determined that Messrs. Bulls, Constantini, Harter, Schultz and Wagner, who together constitute a majority of the Board, qualify as independent directors of the Company under the New York Stock Exchange listing standards. The Board also determined that all members of the Audit Committee qualify as independent in accordance with the audit committee requirements of the NYSE listing standards.

        In connection with its annual determination of director independence, the Board reviews and affirmatively determines whether any director has a material relationship with the Company that would affect his or her independence. To assist the Board in making determinations of independence, the Board applies the categorical standards set forth below. In accordance with NYSE listing standards, a director of the Company cannot qualify as independent if he or she meets one or more of the following:

  •
  The director receives, or has an immediate family member (as defined in the NYSE listing standards) who receives, more than $100,000 a year in direct compensation from the Company (other than director fees and pension or other forms of deferred compensation for prior service and compensation received by an immediate family member for service in a non-executive position).

  •
  Any of the following relationships exists or existed within the previous three years: (1) the director was an employee of the Company, other than an interim chief executive officer or interim chairman of the Board; (2) an immediate family member of the director was an executive officer of the Company; (3) the director was affiliated with or employed by an internal or external auditor of the Company; (4) an immediate family member of the director was, in a professional capacity, affiliated with or employed by an internal or external auditor of the Company; or (5) the director or an immediate family member is or was employed as an executive officer of another company whose compensation committee includes an executive officer of the Company.

Pursuant to its annual review, the Board also evaluates all other relevant facts and circumstances that would affect a director's independence.

  Code of Ethics and Corporate Governance Guidelines

        In 1997, the year the Company was formed, it adopted a code of ethics—the Corporate Compliance Policy: Standards and Procedures Regarding Business Practices. That policy, with subsequent amendments, continues and applies to the Company's directors, officers and employees. A copy of the Code of Ethics can be found on our website, along with other governance materials including our corporate governance guidelines and our Board committee charters. Our internet address is: http://www.comfortsystemsusa.com.

  Director Nomination by Stockholders

        The Board of Directors will consider director candidates recommended by stockholders for inclusion on the slate of directors nominated by the Board. Any stockholder may submit one candidate for consideration in conformity with the Bylaws and as set forth hereafter under the caption "Stockholder Proposals". Stockholders wishing to recommend a candidate must submit the recommendation to the Governance and Nominating Committee c/o the General Counsel, Comfort Systems USA, Inc., 777 Post Oak Boulevard, Suite 500, Houston, Texas 77056. If a nominating stockholder is not a record holder, it must provide evidence of eligibility as set forth in Exchange Act Rule 14a-8(b)(2).

        At the time the nominating stockholder submits the recommendation, the candidate must submit all information about the candidate that the Company would be required to disclose in a proxy statement in accordance with Exchange Act rules. In addition, at that time the candidate must:

  •
  Certify that he or she meets the requirements to be: Independent under the independence requirements of the New York Exchange rules and any independence requirements under our corporate governance guidelines, (b) a non-management director under Rule 16b-3 of the Exchange Act, and (c) an outside director under Section 162(m) of the Internal Revenue Code;

  •
  Consent to serve on the Board of Directors, if nominated and elected; and

  •
  Agree to complete, upon request, a customary directors or officers questionnaire.

        The Governance and Nominating Committee will evaluate any stockholder-recommended candidate to determine whether he or she is highly-qualified. Particular consideration will be given to those individuals who have substantial achievement in their personal and professional pursuits and whose talents, experience and integrity would be expected to contribute to the best interests of the Company and to long-term stockholder value. Without limitation, the Committee recommends individuals who have a general management focus, have specialization in the Company's principal business activities or finance, have significant experience in issues encountered by public companies and who could contribute to the diversity of the Board. The Committee evaluates stockholder-recommended candidates in the same way it evaluates candidates proposed from other sources.

Communications with the Board of Directors

        Stockholders may communicate directly with the Board of Directors by writing to Board of Directors, Comfort Systems USA, Inc., 777 Post Oak Boulevard, Suite 500, Houston, Texas 77056. The Chairman of the Board of Directors, will review these communications and will determine appropriate steps to handle them. A shareholder wishing to communicate directly with the non-management members of the Board may address the communication to "Non-Management Directors, c/o Board of Directors" at the same address above. These communications will be handled by Mr. Vincent Costantini, who presides at the meetings of non-management directors. Finally, communications can be sent directly to individual directors by addressing letters to their individual name, c/o the Board of Directors, at the address above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information about the beneficial ownership of shares of Common Stock and Restricted Common Stock as of April 19, 2004 (i) individually by the Chief Executive Officer, each of the four other most highly paid executive officers of the Company in 2003 as named in the Summary Compensation Table (the "Named Executive Officers") and all other executive officers, directors and nominees of the Company, (ii) by all executive officers and directors of the Company as a group, and (iii) each person known to the Company as reported on schedules filed with the Securities and Exchange Commission ("SEC") to be the beneficial owner of more than five percent of the outstanding Common Stock or Restricted Common Stock. Except as noted below, each of the persons listed has sole investment and voting power with respect to the shares indicated.

	Restricted Common Stock Shares Beneficially Owned
			Common Stock Shares Beneficially Owned(2)
Name and Address of Beneficial Owner(s)(1)
	Number	Percent	Number	Percent
William F. Murdy(3)	—	—	775,000	2.0%
Steven S. Harter(4)	827,034	75.6%	105,000	*
J. Gordon Beittenmiller(5)	—	—	343,250	*
Alfred J. Giardinelli, Jr.(6)	—	—	322,316	*
William George III(7)	—	—	155,501	*
Norman Chambers(8)	—	—	112,700	*
Thomas Tanner(9)	—	—	72,283	*
Herman E. Bulls(10)	—	—	35,000	*
Vincent J. Costantini(10)	—	—	35,000	*
Robert D. Wagner, Jr.(10)	—	—	30,000	*
James Schultz(10)	—	—	20,000	*
All executive officers and directors as a group (11 persons)	827,034	75.6%	2,006,050	5.2%
Dimensional Fund Advisors Inc.(11) 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	—	—	2,606,000	7.0%
Jeffrey L. Gendell(11) 55 Railroad Avenue 3rd Floor Greenwich, CT 06830	—	—	2,289,300	6.1%
William Blair & Company, L.L.C.(11) 222 W. Adams Chicago, IL 60606	—	—	2,160,330	5.8%

*
Less than 1%.

(1)
Except as noted, the address of each person is c/o Comfort Systems USA, Inc., 777 Post Oak Boulevard, Suite 500, Houston, Texas 77056.

(2)
Shares shown include shares that could be acquired upon exercise of previously vested options, or options that vest within 60 days.

(3)
Includes (i) 200,000 shares issued pursuant to a restricted stock grant, 66,666 of which remain subject to tenure vesting, and (ii) 525,000 shares issuable upon exercise of options.

(4)
Includes 827,034 shares of Restricted Common Stock held in a partnership as to which Mr. Harter is a general partner and 40,000 shares of Common Stock issuable upon exercise of options granted under the Directors' Plan.

(5)
Includes 226,250 shares issuable upon exercise of options.

(6)
Includes 1,600 shares held in a trust for Mr. Giardinelli's children.

(7)
Includes 140,000 shares issuable upon exercise of options.

(8)
Includes 75,000 shares issued pursuant to a restricted stock grant, 50,000 of which remain subject to tenure vesting, and 25,000 shares issuable upon exercise of options.

(9)
Includes 34,725 shares issuable upon exercise of options.

(10)
Represents shares of Common Stock issuable upon exercise of options granted under the Directors' Plan.

(11)
The stockholder may be deemed to be the beneficial owner of these shares by virtue of its voting and/or investment power over these shares in connection with its role as an investment advisor or manager. Dimensional Fund Advisors Inc. disclaims beneficial ownership of the shares to attributed to it.

COMPENSATION OF EXECUTIVE OFFICERS

        The following tables set forth information with respect to compensation paid to or accrued on behalf of the Named Executive Officers for 2001, 2002 and 2003.

Summary Compensation Table

							Long Term Compensation Awards
		Annual Compensation
Name and Principal Position							Restricted Stock Award(s)			Securities Underlying Options/SARs	All Other Compensation(4)
	Year	Salary		Bonus
William F. Murdy, Chairman of the Board, and Chief Executive Officer	2003 2002 2001	$ $ $	362,500 400,000 400,000	$ $ $	36,000 50,000 107,526	(1) (2)	$	— 778,000 —	(3)	— — 50,000	$ $ $	3,229 5,158 994
Norman C. Chambers President, Chief Operating Officer and Director	2003 2002 2001	$ $	277,500 49,038 —		$25,000 — —	(1)	$	— 254,250 —	(3)	— 100,000 —		— — —
J. Gordon Beittenmiller, Executive Vice President, Chief Financial Officer, Treasurer and Director	2003 2002 2001	$ $ $	231,250 250,000 250,000	$ $ $	25,000 40,000 80,483	(1) (2)		— — —		— — 20,000	$ $ $	2,031 3,802 3,501
William George, Senior Vice President and General Counsel	2003 2002 2001	$ $ $	194,250 200,000 198,750	$ $ $	47,250 75,000 66,881	(1) (5)		— — —		10,000 — 15,000	$ $ $	2,081 5,158 4,820
Thomas N. Tanner Senior Vice President	2003 2002 2001	$ $ $	167,057 168,269 127,788	$ $ $	171,106 286,910 36,027	(1)		— — —		25,000 41,500 —	$ $ $	5,850 5,190 2,709

(1)
Does not include a possible incentive bonus for the six-month period ending on March 31, 2004 pursuant to a plan under which each of the executive officers can earn a bonus for that period if the Company achieves certain EBITDA thresholds. The amount of the incentive bonus that each of the executive officers will receive with respect to 2003 is not calculable. If any incentive is paid under this plan, one half of each of the amounts paid will be attributable to 2003.
(2)
Reflects payment in the second quarter of 2002 of bonuses in connection with a major transaction. Neither of Messrs. Murdy or Beittenmiller received an annual bonus with respect to 2002.
(3)
Reflects 200,000 restricted shares of common stock granted to Mr. Murdy valued at the market price on date of grant (March 22, 2002) and 75,000 restricted shares of common stock granted to Mr. Chambers valued at the market price on date of grant (November 1, 2002). The aggregate value of these shares as of December 31, 2003 was $1,507,000, based on the market price on that date. Although the company does not currently pay dividends, if dividends were paid with respect to these shares, Messrs. Murdy and Chambers would be entitled to receive them.
(4)
Reflects amounts received under our matching of contributions made by that person to his 401(k) retirement plan.
(5)
Includes payment in the second quarter of 2002 of a bonus in connection with a major transaction of $50,000 to Mr. George.

Stock Option Grants in Fiscal 2003

        The following table shows information concerning individual grants of stock options made during 2003 to each of the named executive officers:

Individual Grants
Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
% of Total Options Granted to Employees in 2003(2)
Name	Number of Options Granted(#)(1)		Exercise or Base Price ($/SH)	Expiration Date
					5%($)	10%($)
William F. Murdy	—	—	—	—	—	—
Norman C. Chambers	—	—	—	—	—	—
J. Gordon Beittenmiller	—	—	—	—	—	—
William George	10,000	0.9%	$1.90	4/23/13	$30,213	$47,042
Thomas N. Tanner	25,000	2.3%	$4.18	11/19/13	$166,167	$259,958

(1)
These options have a four-year vesting schedule under which twenty-five percent (25%) of the shares granted become exercisable on the first four anniversaries of the date of grant. The options will also become exercisable in the event of a change of control of the Company. The options have a ten-year term.
(2)
Based on an aggregate of 1,069,500 options granted to employees during 2003.
(3)
The assumed annual rates of stock price appreciation of 5% and 10% per year are established by the SEC and are not to be construed as a forecast of future appreciation. The actual realized value of such options will depend on the market value of the Common Stock on the date of exercise; no gain will be realized by the optionees unless there is an increase in the stock price from the price on the date of grant.

Aggregated Fiscal Year-End Option Values

        The following table sets forth information concerning the fiscal year-end value of unexercised stock options held by the Named Executive Officers during the last fiscal year.

	Number of Securities Underlying Unexercised Options At Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year-End(1)
Name
	Exercisable	Unexercisable	Exercisable	Unexercisable
William F. Murdy	525,000	25,000	$914,250	$80,750
Norman C. Chambers	25,000	75,000	$52,250	$156,750
J. Gordon Beittenmiller	226,250	38,750	$178,831	$81,144
William George	155,000	35,000	$121,913	$92,587
Thomas N. Tanner	27,125	47,875	$50,222	$71,651

(1)
These numbers are based upon the fair market value of one share of the Common Stock on December 31, 2003 ($5.48), less the exercise price of in-the-money options at December 31, 2003.

Employment Agreements

        During 2003, the Company's five most highly compensated executive officers were Messrs. Murdy, Chambers, Beittenmiller, George and Tanner.

        On June 27, 2000 Mr. Murdy entered into an employment agreement with the Company. Mr. Murdy's employment agreement provides for an annual base salary of $400,000. Mr. Murdy's employment agreement will expire on March 22, 2006, and unless terminated or not renewed by the Company or the employee, the term will continue thereafter on a year-to-year basis on the same terms. The agreement provides that, if the Company terminates Mr. Murdy's employment, he would receive from the Company an amount equal to base salary for one year. In the event of a change in control of the Company (as defined in the employment agreement), Mr. Murdy may elect to terminate his employment and receive an amount equal to two times his annual base salary then in effect. The employment agreement contains a covenant not to compete with the Company for two years immediately following termination of employment. In the event of a change in control, the non-competition provisions apply for a period of one year immediately following the effective date of termination.

        Mr. Chambers, Mr. Beittenmiller and Mr. George each entered into an employment agreement with the Company on November 4, 2002, December 1, 2003 and December 1, 2003, respectively. As applicable, these agreements provide for an annual base salary of $300,000 for Mr. Chambers, $250,000 for Mr. Beittenmiller and $210,000 for Mr. George. Mr. Chamber's employment agreement is for a term of three years, and Messrs. Beittenmiller's and George's are each for a term of two years, and unless terminated or not renewed by the Company or the employee, each term will continue thereafter on a year-to-year basis on the same terms. Each of the agreements also provides that, if the Company terminates the executive officer's employment, he would receive from the Company a lump sum payment equal to the executive officer's base salary for one year. In the event of a change in control of the Company (as defined in the employment agreement), the executive officer may elect to terminate his employment and receive an amount equal to two times his annual base salary then in effect. The employment agreements also contain a covenant not to compete with the Company for two years immediately following termination of employment. In the event of a change in control, the non-competition provisions apply for a period of one year immediately following the effective date of termination.

        On January 1, 2004, Mr. Tanner entered into an employment agreement with the Company providing for an annual base salary of $195,000. The agreement is for a term of two years, and unless terminated or not renewed by the Company, the term will continue thereafter on a year-to-year basis. The agreement provides that, in the event of a termination of employment by the Company without cause, Mr. Tanner will receive an amount equal to his base salary for one year. In the event of a change in control of the Company (as defined in the employment agreement), the Company will pay Mr. Tanner a bonus equal to one year's base salary. The employment agreement contains a covenant not to compete with the Company for one year immediately following termination of employment for any reason whatsoever.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

        The Compensation Committee establishes and administers the Company's executive compensation program and reviews and advises the Board of Directors with respect to major organizational changes, leadership development and leadership succession issues. The Committee establishes and regularly reviews the compensation levels of executive officers and other key managers, and reviews incentive awards.

        The central objectives of the Company's executive compensation program are to:

  •
  Attract and retain competent leaders by providing reasonable but competitive compensation;

  •
  Provide incentives for achieving and exceeding the Company's annual performance goals; and

  •
  Align the financial interests of the Company's executives with those of its stockholders.

        The Company's executive compensation program is designed to provide advantageous levels of incentive and stock-based returns as the Company improves its profitability. When the Company's stockholders achieve improved Company results through improving balance sheet strength and earnings, the Company's executives will be appropriately compensated.

        Three main elements comprise the Company's compensation program: base salary, annual bonus incentives, and long-term incentives.

        Base Salary—The Committee annually reviews individual executive salaries and the aggregate salary expense for the executive officers. The Committee considers individual performance, labor market conditions, the Company's results, and salary levels as compared to market levels of compensation. For 2003, the Chief Executive Officer, President and Chief Operating Officer, Chief Financial Officer and the General Counsel did not receive a salary increase. The Senior Vice President of Operations received a $20,000 salary increase when he was promoted to that position in late 2003. From April to December 2003, as a result of difficult economic and industry conditions and in order to conserve cash and expense for the Company, the Chief Executive Officer voluntarily accepted a decrease in his base salary of $50,000, or 12.5%, and all of the remaining executive officers voluntarily accepted a decrease of 10% in their respective base salaries.

        Annual Bonus Incentives—Annual bonus incentives for executive officers are based upon objectives that may include earnings, cash flow, growth, strategic initiatives and individual performance. In 2003, the Bonus Plan for Executive Officers was based upon objective measurement related to operating income and cash flow. Under the plan, if the target levels for operating income and cash flow were met, the three most highly compensated officers were eligible to receive a bonus of up to 100% of their base salary, the General Counsel was eligible to receive a bonus of up to 75% of base salary, and the Senior Vice President of Operations was still under the bonus plan that applied to him in his former position as the Company's Regional Vice President for its Eastern Region. For the four individuals who were executive officers for the entire year, 10% of their maximum bonus potential (or in the case of the General Counsel, 25% of his maximum bonus potential) was subject to the accomplishment of individual objectives as determined by the Compensation Committee with the advice of the Chief Executive Officer. Under the relevant measures, performance fell short of the minimum targets and thus no annual bonuses were paid under the objectively measured plan. Under the individual objective part of the plan, the Chief Executive Officer received $36,000, the President and COO received $25,000, the Chief Financial Officer received $25,000 and the General Counsel received $47,250, each amount representing the Compensation Committee's judgment with respect to their individual objectives.

        The Compensation Committee has also enacted a specific incentive for the six-month period ending on March 31, 2005 under which each of the executive officers can earn a bonus for that period if the Company achieves certain EBITDA thresholds. Under this plan, and based on results to date, an estimate of the likely outcome from that plan will be that the Chief Executive Officer would receive $90,000, the President and COO would receive $67,500, the Chief Financial Officer would receive $56,250, the General

Counsel would receive $26,250, and the Senior Vice President of Operations would receive $8,750. If any incentive is paid under this plan, one half of each of the amounts paid will be attributable to 2003.

        Long-Term Incentives (Restricted Stock and Stock Options)—Stock-based awards are the primary tools that the Committee employs to align the long-term financial incentives of its executive officers with those of its stockholders. In determining the nature and amount of the awards, the Committee considers the executive's position, individual performance, and prospects for sustained contribution to the success of the Company. During 2003, Mr. Tanner received options to purchase 25,000 shares and Mr. George received options to purchase 10,000 shares. No options were issued to any other executive officers.

        Policy on Deductibility of Compensation—Section 162(m) of the Internal Revenue Code limits the tax deduction to $1 million for compensation paid to executive officers, unless certain requirements are met. One of these requirements is that compensation over $1 million must be based upon Company attainment of performance goals approved by the stockholders. The Company's plans relating to stock based incentives, which were approved by stockholders, are designed to meet these requirements. Compensation levels at the Company do not generally exceed the limitations contained in Section 162(m). It is the Committee's policy to comply with the requirements of Section 162(m) except where the Committee determines that compliance is not in the best interests of the Company or its stockholders.

        Compensation of the CEO—In 2003, Mr. Murdy received a base salary of $400,000, except that from April to December, in recognition of difficult economic and industry conditions, Mr. Murdy voluntarily accepted a decrease in his base salary to $350,000. In determining Mr. Murdy's base salary, which has not otherwise changed since he joined the Company in 2000, the Committee considered performance, labor market conditions, results, budgets, and market levels of compensation. Mr. Murdy's bonus is based on objectives that include earnings, cash flow, growth, strategic initiatives and individual performance. In 2003, 90% of Mr. Murdy's bonus under the Bonus Plan for Executive Officers was based upon objective measurement of operating income and cash flow and 10% of his bonus was based on individual objectives. Since operating income did not meet the minimum criteria established for 2003, Mr. Murdy did not receive an annual bonus under the objective portion of the plan, and received $36,000 under the individual objective portion of that plan. The Compensation Committee also enacted a specific incentive for the six-month period ending on March 31, 2005 under which Mr. Murdy can earn a bonus for that period if the Company achieves certain EBITDA thresholds. Under this plan, and based on results to date, an estimate of the likely outcome from that plan will be that he would receive $90,000, one half of which would be attributable to 2003.

        The Committee will continue to use Company performance as its most significant criteria for determining incentive compensation.

                      Submitted by the
                      COMPENSATION COMMITTEE

                      Herman E. Bulls, CHAIRMAN
                      Vincent J. Costantini
                      Steven S. Harter
                      James H. Schultz

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee of the Board of Directors of the Company oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the Company's internal controls. In fulfilling its oversight responsibilities, the Audit Committee has reviewed the audited financial statements in the Annual Report with management. The discussion explored the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of each of the key disclosures in the financial statements.

        The Audit Committee reviewed and evaluated with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, the Company's controls, reporting and accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. The Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statement on Auditing Standards, AU 380), as currently in effect. In addition, the Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Statement No. 1, Independent Discussions with Audit Committees), as currently in effect, and has discussed with the independent accountant the independent accountant's independence.

        The Audit Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets regularly with the external auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the content and quality of the Company's financial reporting. Based on the review and discussions discussed above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report of Form 10-K for the fiscal year ended December 31, 2003 and for filing with the Securities and Exchange Commission.

        The members of the Audit Committee have been determined to be independent and financially literate (as independence and financial literacy is defined by the New York Stock Exchange listing standards) by the Board of Directors.

                Vincent J. Costantini (Chairman)
                Herman E. Bulls
                Steven S. Harter
                Robert D. Wagner

STOCK PERFORMANCE GRAPH

        The following stock price performance graph compares the cumulative total return on the Common Stock with the cumulative total return of the Standard & Poor's Composite 500 Index and of a peer group consisting of the companies in the Russell 2000, from December 31, 1998 through December 31, 2003, assuming a $100 initial investment in each case.

	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03
Comfort Systems USA, Inc. FIX	100.00	41.26	11.89	20.70	18.74	30.66
S & P 500	100.00	121.04	110.02	96.95	75.52	97.18
RUSSELL 2000	100.00	121.26	117.59	120.52	95.83	141.11

NOTE: Performance is reported annually, assumes $100 invested on December 31, 1998, and includes reinvestment of dividends through the end of fiscal year 2003.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Messrs. Bulls, Costantini, Harter, and Schultz, none of whom is or was an officer or employee of the Company or any of our subsidiaries during 2002, 2003 or 2004, served on the Compensation Committee during 2003. The Board of Directors has constituted an Equity Plans Committee composed of Messrs. Bulls, Costantini, and Schultz.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, officers and persons who own more than ten percent of a registered class of the Company's equity securities to file with the SEC initial reports of ownership and reports of changes in ownership with the SEC and the New York Stock Exchange. Officers, directors and greater-than-ten-percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. To our knowledge, based on our review of copies of such forms and amendments, we believe directors, officers and greater than 10 percent beneficial owners complied with all filing requirements during the year ended December 31, 2003.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        See the previous section entitled "COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION" for other information required to be disclosed here.

RELATIONSHIP WITH INDEPENDENT AUDITORS

        The Audit Committee has selected Ernst & Young LLP as independent auditors for the Company for the year ending December 31, 2004. Ernst & Young LLP acted as independent auditors for the Company for the year ended December 31, 2003. We expect that representatives of Ernst & Young LLP will be present at the Annual Meeting to respond to appropriate questions, and they will have the opportunity to make a statement if they desire.

        Fees to the Company and its subsidiaries for professional services rendered by Ernst & Young LLP during 2003 and 2002 were as follows:

Description	2003	2002
	(In Thousands)
Audit Fees	$592,100	$895,000
Audit-Related Fees	$59,200	$10,000
Tax Fees	$23,000	$3,000
All Other Fees	—	—

        Services under the caption Audit-Related Fees consisted principally of employee benefit plan audits and accounting consultation. Services under the caption Tax Fees consisted principally of compliance and advice.

        The Company's Audit Committee has established pre-approval policies and procedures applicable to all services provided by the Company's outside auditor to the Company, pursuant to which the Audit Committee will review for approval each particular service expected to be provided by the outside auditor, and in that connection will be provided with sufficient detailed information so that the Audit Committee can make well-reasoned assessments of the impact of the services on the independence of the auditor. Pre-approvals include pre-approved cost levels or budgeted amounts (or a range of cost levels or budgeted amounts). Any proposed service that would exceed pre-approved cost levels or budgeted amounts also requires pre-approval. Substantive changes in terms, conditions, and fees resulting from changes in the scope, structure, or other items regarding pre-approved services will also be pre-approved if necessary. The pre-approvals may include services in categories of audit services (including consultation to support such audits), audit-related services (items reasonably related to the performance of the audit or review of the financial statements), tax services (tax compliance, tax planning, tax advice), and other services (services permissible under the SEC's auditor independence rules, typically routine and recurring type services which would not impair the independence of the auditor). During 2003, with respect to $12,000 of the fees included under the description "Tax Fees", such amount representing approximately 2% of the total fees and 13% of the total of "Audit Related", "Tax" and "All Other" fees for 2003 in the table above, the Company relied on the exception under Rule 2-01(c)(7)(i)(C) of Regulation S-X promulgated by the Securities and Exchange Commission.

STOCKHOLDER PROPOSALS

        Stockholders who wish to present proposals for inclusion in the Company's proxy materials for the 2005 Annual Meeting of Stockholders may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934. To be eligible, the stockholder proposals must be received by the Company at its principal executive offices on or before December 28, 2004.

        Under the Company's current Bylaws, proposals of business and nominations for directors other than those to be included in the Company's proxy materials following the procedures described in Rule 14a-8 may be made by stockholders entitled to vote at the meeting if notice is timely given and if the notice contains the information required by the Bylaws. In accordance with the Company's Bylaws, a proposal submitted for consideration at the 2005 Annual Meeting of Stockholders will be considered untimely if it has not been received by the Company at its principal executive offices by the close of business on the 60th day prior to the first anniversary of the Annual Meeting. The Bylaws also contain procedures for regulation of the order of business and conduct of stockholder meetings, the authority of the presiding officer and attendance at such meetings.

OTHER BUSINESS

        The Board of Directors knows of no business to be brought before the Meeting that is not referred to in the accompanying Notice of Annual Meeting. Should any such matters be presented, the persons named in the proxy intend to take such action in regard to such matters as in their judgment seems advisable, subject to the New York Stock Exchange's rules on the exercise of discretionary authority.

FORM 10-K AND ANNUAL REPORT TO STOCKHOLDERS

        A copy of the Company's Annual Report to Stockholders, which includes the Annual Report on Form 10-K, filed with the SEC, accompanies this proxy statement.

COMFORT SYSTEMS USA, INC.
ANNUAL MEETING OF STOCKHOLDERS

Solicited by the Board of Directors of Comfort Systems USA, Inc.

The undersigned hereby appoints William F. Murdy and William George, and each of them individually, as proxies with full power of substitution, to vote, as designated on the reverse, all shares of Common Stock and Restricted Common Stock of Comfort Systems USA, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders thereof to be held on May 20, 2004, or at any adjournment or postponement thereof.

ALL SHARES WILL BE VOTED AS DIRECTED HEREIN AND, UNLESS OTHERWISE DIRECTED, WILL BE VOTED "FOR" PROPOSAL 1 (ALL NOMINEES), AND IN ACCORDANCE WITH THE DISCRETION OF THE PERSON VOTING THIS PROXY WITH RESPECT TO ANY OTHER BUSINESS PROPERLY BROUGHT BEFORE THE MEETING. ANY EXECUTED PROXY WHICH DOES NOT DESIGNATE A VOTE SHALL BE DEEMED TO GRANT AUTHORITY FOR ANY ITEM NOT DESIGNATED.

(Continued and to be signed on the reverse side)

14475

ANNUAL MEETING OF STOCKHOLDERS OF
COMFORT SYSTEMS USA, INC.
May 20, 2004

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.
ELECTION OF EIGHT DIRECTORS FOR TERMS EXPIRING AT THE 2005 ANNUAL MEETING
☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	NOMINEE:
( ) William F. Murdy
( ) J. Gordan Beittenmiller
( ) Herman E. Bulls
( ) Vincent J. Costantini
( ) Alfred J. Glardinelli, Jr.
( ) Steven S. Harter
( ) James H. Schultz
( ) Robert D. Wagner, Jr.	You hereby revoke all previous proxies given. You may revoke this proxy at any time prior to a vote thereon. Receipt of the accompanying Proxy Statement, and the Annual Report of Comfort Systems USA, Inc., which includes the Annual Report on Form 10-K, for the fiscal year ended December 31, 2003 is hereby acknowledged.

 PLEASE COMPLETE, SIGN, AND PROMPTLY MAIL IN THE ENCLOSED ENVELOPE.

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here:	•

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

Signature of Stockholder ________________ Date: ________ Signature of Stockholder ________________ Date: ________

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.